POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Pruco Life Insurance Company of New Jersey ("Pruco Life of New Jersey"), constitutes and appoints William J. Evers, Christopher J. Madin and Jordan K. Thomsen and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Pruco Life of New Jersey filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of February 2020.

/s/ Dylan J. Tyson
Dylan J. Tyson
President, Chief Executive Officer, and Director

/s/ Susan M. Mann
Susan M. Mann
Vice President, Chief Financial Officer, Chief Accounting Officer and Director

/s/ Markus Coombs
Markus Coombs
Vice President and Director

/s/ Nandini Mongia
Nandini Mongia
Treasurer and Director

/s/ Caroline A. Feeney
Caroline A. Feeney
Director

/s/ Salene Hitchcock-Gear
Salene Hitchcock-Gear
Director

/s/ Candace J. Woods
Candace J. Woods
Director

Schedule A

The Pruco Life of New Jersey Variable Appreciable Account [Reg. No. 811-03974] and flexible premium variable life insurance contracts [Reg. No. 333-215543, Reg. No. 333-225954, Reg. No. 333-229277, and Reg. No. 333-237296], to the extent they represent participating interests in said Account;

The Pruco Life of New Jersey Variable Contract Real Property Account [Reg. No. 333-223076] and individual variable life insurance contracts, to the extent they represent participating interests in said Account.